UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Financial Institutions, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") on May 6, 2015. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected Karl V. Anderson, Jr., Erland E. Kailbourne, and Robert N. Latella to serve as directors for a term of three years; (2) approved the advisory vote on named executive officer compensation; (3) approved the Financial Institutions, Inc. 2015 Long-Term Incentive Plan, and (4) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The voting results were as follows:

Proposal 1 – Election of Directors

Karl V. Anderson, Jr.
FOR: 9,594,653
WITHHELD: 663,542
BROKER NON-VOTES: 2,638,504

Erland E. Kailbourne
FOR: 8,343,179
WITHHELD: 1,915,016
BROKER NON-VOTES: 2,638,504

Robert N. Latella
FOR: 9,636,133
WITHHELD: 622,062
BROKER NON-VOTES: 2,638,504

Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers

FOR: 8,259,089
AGAINST: 1,963,064
ABSTAIN: 36,038
BROKER NON-VOTES: 2,638,508

Proposal 3 – Approval of the Financial Institutions, Inc. 2015 Long-Term Incentive

FOR: 8,034,523
AGAINST: 2,194,915
ABSTAIN: 28,754
BROKER NON-VOTES: 2,638,507

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

FOR: 12,357,576
AGAINST: 360,664
ABSTAIN: 178,459

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

May 8, 2015	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer